Mitek Reports Record Revenue for Third Quarter Fiscal 2020

Strong growth reflects critical nature of company’s technology as commerce moves online

SAN DIEGO, CA, July 30, 2020 - Mitek (NASDAQ: MITK, www.miteksystems.com) today reported record revenue with significant increases in both GAAP and non-GAAP net income for the fiscal third quarter ended June 30, 2020. Total revenue increased 16% year over year, fueled by an increase in demand for both mobile deposit and identity verification capabilities, as more people and businesses transact online.

Fiscal Third Quarter 2020 Financial Highlights

•Total revenue increased 16% year over year to $25.4 million in a record quarter.
•GAAP net income was $1.3 million, or $0.03 per diluted share.
•Non-GAAP net income increased 43% year over year to $6.8 million, or $0.16 per diluted share.
•Cash flow from operations was $9.0 million.
•Total cash and investments were $52.2 million at the end of the fiscal third quarter.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“Our record revenue and strong financial performance demonstrate the benefits of our technology solutions in this rapidly shifting digital economy. We are committed to helping our customers and partners navigate the challenging environment as they accelerate their digital transformation.”

Mitek is committed to providing convenience while preventing fraud in the digital world. The company’s technology ensures that more businesses can transact digitally and secure their platforms through easy, fast and secure identity verification. Also, Mitek remains the clear market leader with its remote check deposit solution, with more than 7,000 financial organizations using its products, and more than four billion transactions.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-437-2398 (US and Canada) or +1 856-344-9206 (International) and give the participant passcode 3328519.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to verify an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, restructuring costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2020	September 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$18,938	$16,748
Short-term investments	30,281	16,502
Accounts receivable, net	12,943	14,938
Contract assets	3,410	2,350
Prepaid expenses	2,016	1,487
Other current assets	1,454	2,105
Total current assets	69,042	54,130
Long-term investments	2,942	1,552
Property and equipment, net	3,638	4,231
Right-of-use assets	5,683	—
Goodwill and intangible assets	54,400	57,041
Deferred income tax assets	15,875	16,596
Other non-current assets	5,647	2,347
Total assets	$157,227	$135,897
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,304	$3,555
Accrued payroll and related taxes	7,375	6,410
Deferred revenue, current portion	9,089	5,612
Lease liabilities, current portion	1,651	—
Acquisition-related contingent consideration	686	1,036
Restructuring accrual	220	1,526
Other current liabilities	942	1,909
Total current liabilities	24,267	20,048
Deferred revenue, non-current portion	1,240	736
Lease liabilities, non-current portion	5,674	—
Deferred income tax liabilities	5,699	5,555
Other non-current liabilities	964	2,225
Total liabilities	37,844	28,564
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding, as of June 30, 2020 and September 30, 2019	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 41,282,779 and 40,367,456 issued and outstanding, as of June 30, 2020 and September 30, 2019, respectively	41	40
Additional paid-in capital	140,915	132,160
Accumulated other comprehensive loss	(2,581)	(4,061)
Accumulated deficit	(18,992)	(20,806)
Total stockholders’ equity	119,383	107,333
Total liabilities and stockholders’ equity	$157,227	$135,897

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenue
Software and hardware	$13,212	$11,888	$36,180	$32,468
Services and other	12,201	10,018	34,492	27,104
Total revenue	25,413	21,906	70,672	59,572
Operating costs and expenses
Cost of revenue—software and hardware	623	838	2,258	2,590
Cost of revenue—services and other	2,873	2,330	7,357	6,447
Selling and marketing	7,791	6,935	22,569	20,895
Research and development	5,111	4,663	14,540	14,441
General and administrative	5,884	5,074	16,382	15,743
Acquisition-related costs and expenses	1,697	1,761	4,884	5,361
Restructuring costs	—	3,214	(114)	3,214
Total operating costs and expenses	23,979	24,815	67,876	68,691
Operating income (loss)	1,434	(2,909)	2,796	(9,119)
Other income, net	145	98	480	252
Income (loss) before income taxes	1,579	(2,811)	3,276	(8,867)
Income tax benefit (provision)	(231)	2,712	(460)	4,861
Net income (loss)	$1,348	$(99)	$2,816	$(4,006)
Net income (loss) per share—basic	$0.03	$(0.00)	$0.07	$(0.10)
Net income (loss) per share—diluted	$0.03	$(0.00)	$0.07	$(0.10)
Shares used in calculating net income (loss) per share—basic	41,483	39,936	41,251	39,034
Shares used in calculating net income (loss) per share—diluted	42,428	39,936	42,239	39,034

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$1,348	$(99)	$2,816	$(4,006)
Non-GAAP adjustments:
Acquisition-related costs and expenses	1,697	1,761	4,884	5,361
Intellectual property litigation costs	998	334	2,032	334
Costs associated with strategic process	—	141	—	1,224
Executive transition costs(1)	—	—	—	251
Stock compensation expense	2,501	2,268	7,112	7,291
Restructuring costs	—	3,214	(114)	3,214
Income tax effect of pre-tax adjustments	(1,195)	(1,735)	(3,200)	(3,972)
Cash tax difference(2)	1,426	(1,133)	3,660	(1,162)
Non-GAAP net income	6,775	4,751	17,190	8,535
Non-GAAP income per share—basic	$0.16	$0.12	$0.42	$0.22
Non-GAAP income per share—diluted	$0.16	$0.12	$0.41	$0.21
Shares used in calculating non-GAAP net income per share—basic	41,483	39,936	41,251	39,034
Shares used in calculating non-GAAP net income per share—diluted	42,428	41,209	42,239	40,821

(1)Comprised of costs associated with the transition of the company’s former executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
(2)The company’s non-GAAP net income is calculated using a cash tax rate of 0% and 3% in fiscal years 2020 and 2019, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the three months ended June 30, 2020 and 2019 was 15% and 96%, respectively. The company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the nine months ended June 30, 2020 and 2019 was 14% and 55%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com